Exhibit 10.1

March 1, 2019

BY HAND DELIVERY

[Executive Name]

[Address]

[City], [State] [Zip]

Re: Notice of Non-Extension of Term

Dear [Executive Name]:

Reference is made to (1) the [Year] [Amended and Restated] Employment Agreement, effective as of [Date] (the “Employment Agreement”), by and among BB&T Corporation (“BB&T”), Branch Banking and Trust Company (“BBTC”), and you; and (2) the Agreement and Plan of Merger, dated as of February 7, 2019 (the “Merger Agreement”), by and between BB&T and SunTrust Banks, Inc. Capitalized terms used herein without definitions have the meanings ascribed to such terms in the Employment Agreement.

Pursuant to Section 1.3 of the Employment Agreement, BB&T and BBTC are hereby providing you with notice that BB&T and BBTC are not extending the Term of the Employment Agreement, such that the Term will be fixed to the thirty-six (36) month period commencing on the date hereof and will therefore expire on March 1, 2022, unless earlier terminated in accordance with Section 1.6 of the Employment Agreement. After the date hereof, no further automatic extensions of the Term shall occur. Notwithstanding the expiration of the Term and Section 1.6 (clause (i)) and Section 1.7.1 of the Employment Agreement, your employment shall not automatically terminate on March 1, 2022 and, for the avoidance of doubt, in the event of your termination of employment for any reason following March 1, 2022, your obligations under Section 2.1 ([Noncompetition][Nonsolicitation]) of the Employment Agreement shall be inapplicable.

If the Merger Agreement is terminated by the parties thereto without the consummation of the Merger (as defined in the Merger Agreement), this notice shall be null and void ab initio and of no force or effect, and the Term as of the date hereof shall be reinstated, unless earlier terminated in accordance with Section 1.6 of the Employment Agreement.

Please feel free to contact [                ] at [                ] should you have any questions.

Sincerely,

BB&T CORPORATION

By:
Name: Kelly S. King
Title: Chairman & CEO